ACQUISITION AGREEMENT

  AGREEMENT dated 2nd October 2001 ("the Agreement"), by, between and among AMAC INC, a company incorporated under the laws of the State of Delaware (herein referred to as AMAC), the persons listed on Exhibit A attached hereto and made a part hereof, being all of the shareholders and executive officers of AMAC (hereinafter referred to as "MANAGEMENT"); and EUROPORTAL INC T/A AUTO DATA GROUP, a company incorporated under the laws of the State of Delaware (hereinafter referred to as "EPADG "); and the persons listed on Exhibit "A" attached hereto and made a part hereof, (hereinafter referred to as the "SELLERS").

  WHEREAS, the SELLERS own a total of 9,500 shares of common stock, $0.001 par value of EPADG, said shares being 100% of the issued and outstanding common stock of EPADG.

  WHEREAS, the SELLERS desire to sell and AMAC desires to purchase one hundred (100%) percent of such shares.

  NOW, THEREFORE, in consideration of the mutual convenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     1. Purchase and Sale - The SELLERS hereby agree to sell, transfer, assign and convey to AMAC and AMAC hereby agrees to purchase and acquire from the SELLERS, a total 9,500 shares of common stock, $0.001 par value of EPADG, which equates one hundred percent (100%) percent of all of EPADG 's currently issued and outstanding stock (the EPADG Shares"), in a tax-free stock-for-stock acquisition.
     2. Consideration - The Consideration price to be paid by AMAC for the EPADG Common Shares shall be 9,500,000 shares of AMAC common stock.
     3. Warranties Representations and Covenants of EPADG and
     EPADG PRINCIPALS - In order to induce AMAC to enter into this Agreement and to complete the transaction contemplated hereby, EPADG and its principal executive officers (hereinafter referred to as the "EPADG
     PRINCIPALS", jointly and severally warrant and represent to AMAC that:
       (a) Organization and Standing EPADG is a corporation duly organized, validly existing and in a good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of EPADG 's Certificate of Incorporation, amendments thereto and all current \by-laws of EPADG . No changes thereto will be made in any of the Exhibit "B" documents before the closing. EPADG has no subsidiaries except as listed or any investments or ownership interests in any corporation, partnership, joint venture or other business enterprise which is material to its business.
     (b) Capitalization As of the Closing Date of EPADG 's entire authorized and issued equity capital consists of 9,500 shares of common stock, $0.001 par value of which 9,500 shares of ordinary stock, $0.001 par value will be issued and outstanding as of the Closing. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which EPADG or the SELLERS are bound, EPADG for the issuance of any additional shares of common stock or any other voting or equity security, other than any agreements that EPADG has with any of its subsidiaries. The 9,500 shares of common stock at $0.001 par value issued and outstanding EPADG Shares to be transferred by SELLERS constitutes one hundred (100%) percent of the currently issued and outstanding shares of Common Stock of EPADG , which includes inter-claim, that same percentage of EPADG 's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.
     (c) Ownership of EPADG Shares Each SELLER warrants and represents, severally, that as of the date hereof, such SELLER is the sole owner of the EPADG Shares listed by his or her name on Exhibit "A-1", free and clear of all liens, encumbrances, and restrictions whatsoever, except that the EPADG Common Shares so listed have not been registered under the Securities Act of 1933, as amended
     (the "33 Act"), or any applicable State Securities laws.
     By SELLERS' transfer of the EPADG Shares to AMAC pursuant to this Agreement. AMAC will thereby acquire 100% of the outstanding capital stock of EPADG , free and clear of all liens, encumbrances and restrictions of any nature whatsoever.
     (d) Taxes EPADG has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on EPADG . EPADG 's income tax returns have never been audited by any authority empowered to do so.
     (e) Pending Actions There are no known material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting EPADG , or against the EPADG
     PRINCIPALS that arrive out of their operation of EPADG , except as described in Exhibit "C" attached hereto.
     EPADG is not knowingly in material violation of any law, material ordinance or regulation of any kind whatever.
     (f) Government and Regulation EPADG holds the licenses and registrations set forth on Exhibit "D" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit EPADG to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.
     (g)    Ownership of Assets Except as set forth in Exhibit
"E"
     attached hereto, EPADG has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any; assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by EPADG as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has EPADG disposed of any such asset since the date of the most recent balance sheet described in Section 3(0) of this Agreement.
     (h) No Interest in Suppliers, Customers, Landlords or Competitors Neither the EPADG PRINCIPALS nor any member of their families have any material interest of any nature whatever in any supplier, customer, landlord or competitor of EPADG .
     (i) No Debt Owed by EPADG to EPADG PRINCIPALS Except as set forth in Exhibit "F" attached hereto, EPADG does not owe any money, securities, or property to either the EPADG PRINCIPALS or any member of their families or to any company controlled by such a person, directly or indirectly. To the extent that the EPADG PRINCIPLES may have any undisclosed liability to pay any sum or property to any such person or equity or any member of their families such liability is hereby forever irrevocably released and discharged.
     (j) Complete Records All of EPADG 's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.
     (k) No Misleading Statements or Omissions Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to AMAC in connection herewith, contains any materially misleading statement or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.
     (l) Validity of this Agreement All corporate and other proceedings required to be taken by the SELLERS and by EPADG in order to enter into and carry out this Agreement have been duly and properly taken. This
     Agreement has been duly executed by the SELLERS and by EPADG , and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms except to the extent Inc by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms and conditions of, or constitute a default under or violate, EPADG 's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which EPADG or the SELLERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, with injunction or decree, of any court, regulatory agency or other governmental body; and the business now conducted by EPADG can continue to be so conducted after completion of the transaction contemplated hereby, with EPADG as a wholly owned subsidiary of AMAC.
     (m) Concepts and Approvals: Compliance with Laws Neither EPADG nor the SELLERS are required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of EPADG has been operated in material compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.
     (n) Access to Books and Records AMAC will have full and free access to EPADG 's books during the course of this transaction prior to Closing, during regular business hours, on reasonable notice.
  4. Warranties, representations and Covenants of AMAC AND MANAGEMENT OF AMAC ("MANAGEMENT") In order to induce the SELLERS and EPADG to enter into this Agreement and to complete the transaction contemplated hereby, AMAC AND MANAGEMENT jointly and severally warrant, represent and covenant to EPADG and SELLERS that :

          (a) Organization and Standing AMAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, will be qualified to do business as a foreign corporation in every other state and jurisdiction in which it operates to the extent required by the laws of such states or jurisdictions, and will have full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. AMAC has no subsidiaries or any other investments or ownership interests in any corporation, partnership, joint venture or other business enterprise.
          (b) Capitalization AMAC's entire authorized equity capital consists of 25,000,000 shares of voting common stock, $0.001 par value. Of which 534,871 shares of voting stock is currently outstanding.
          AMAC will issue 9,500,000 shares for the acquisition of EPADG, upon closing AMAC will have issued and outstanding 10,034,871 shares of voting common stock, $0.001 par value and no shares of preferred stock issued. Upon issuance, all of the AMAC Common Stock will be validly issued, fully paid and non-assessable. The relative rights and preferences of AMAC's equity securities are set forth on the Certificate of Incorporation, as amended and AMAC's By-laws (Exhibit "H" hereto). There are no other voting or equity securities authorized or issued, not any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which AMAC is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of AMAC provide that a simple majority of the shares voting at a stock holders' meeting at which a quorum is present may elect all of the directors of AMAC. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of AMAC.
          Accordingly, as of the Closing the 9,500,000 shares being issued to and acquired by the SELLERS will constitute 95% of the outstanding shares of AMAC which will then be issued and outstanding which includes, inter alia, that same percentage of AMAC's voting power (subject to the provisions regarding cumulative rights), right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.
          (c) Ownership of Shares By AMAC's issuance of the AMAC Common Shares to the SELLERS pursuant to this Agreement, the SELLERS will thereby acquire good, absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such AMAC shares will not have been registered under the 33 Act, or any applicable state securities laws.
          (d) Significant Agreements AMAC is not and will not at Closing be bound by any of the following:
               (i) Employment, advisory or consulting contract (except as described in Section 12 herein).
               (ii)   Plan providing for employee benefits of
               any nature.
               (iii)  Lease with respect to any property or
               equipment.
               (iv)   Contract of commitments for any current
               expanditure.
               (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed or otherwise become liable for any obligation of any other person, firm or organization.
               (vi)   Contract, agreement, understanding,
               commitment or arrangement either than in the normal course of business, not set forth in the Agreement or an Exhibit hereto.
               (vii)  Agreement with any person relating to
               the dividend, purchase or sale of securities, that has not been settled by the delivery of payment of securities when due, and which remains unsettled upon the date of this Agreement.
          (e)Taxes AMAC has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete. AMAC's income tax returns have never been audited by say authority empowered to do so.
          (f)Absence of Liabilities As of the Closing Date AMAC will have no liabilities of any kind or nature, fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which AMAC agrees to be responsible and to pay in full at or before the Closing.
          (g)No Pending Actions To the best of management's knowledge, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened against or affecting AMAC, or against any of the AMAC
          MANAGEMENT and arising out of their operation of AMAC. AMAC has been in compliance with, and has not received notice of violation of any law, ordinance of any kind whatever, including, but not Inc to, the 33 Act, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any sale. AMAC is not an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. AMAC is not required to file reports pursuant to either Section 13 or
          Section 15 (d) of the 34 Act.
          (h)Corporate Records All of AMAC's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records will be made available for inspection by EPADG's authorized representatives prior to the Closing as provided by
          Section 4(I) herein, and will be delivered to AMAC's new management at the Closing.
          (i)No Misleading Statements or Omissions Neither this agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to EPADG in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.
          (j)Validity of this Agreement All corporate and other proceedings required to be taken by AMAC in order to enter into and to carry out this Agreement will have been duly and properly taken at or before the Closing. This Agreement has been duly executed by AMAC, constitutes a valid and binding obligation of AMAC enforceable in accordance with its terms. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, AMAC's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which AMAC is a party or is bound or may be affected nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree of any court, regulatory agency or other governmental body.
          (k)Consents and Approvals, Compliance with Laws Except for the notices to be filed as described in Section 7(a)(v) herein, neither EPADG nor MANAGEMENT is required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of AMAC has been operated in compliance with all laws, rules and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.
          (l)Access to Books and Records EPADG and SELLERS will have full and free access to EPADG 's books and records during the course of this transaction prior to and at the Closing on reasonable notice.
           (m)Directors and Shareholders Approval As of the Closing, AMAC's Board of Directors and Shareholders, by meeting or consent shall have properly authorized the matters described in section 7(a)(iv)herein.
          (n)The AMAC Shares All of the AMAC Common Shares issued to SELLERS shall be validly issued, fully-paid non-assessable shares of AMAC Common Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation , if any, as set forth in AMAC's Certificate of Incorporation.

     5. Term: Indemnification All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto.
     MANAGEMENT and EPADG MANAGEMENT ("management") of both parties to the agreement hereby agree, jointly and severally, to indemnify, defend, and hold harmless AMAC, EPADG , and the SELLERS from and against any damage, loss, liability, or expense (including without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breech of any representation, warranty, covenant, or agreement made by EPADG MANAGEMENT or management in this Agreement.
    1. Conditions Precedent to Closing (a) The obligations of EPADG and the SELLERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:
          (i) That AMAC's and MANAGEMENT's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time, and MANAGEMENT will deliver an executed certification confirming the foregoing;
          (ii)   That AMAC and MANAGEMENT shall have
          performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;
          (iii) That AMAC's directors and shareholders, by proper and sufficient vote taken either by consent or at a meeting duly and properly EPADG led and held, shall have properly approved all of the matters required to be approved by AMAC's directors and shareholders, respectively;
          (iv) That AMAC's Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby;
          and
     (b) The obligations of AMAC and MANAGEMENT under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:
          (i) That EPADG 's and SELLERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and EPADG and the EPADG PRINCIPALS shall deliver an executed certification confirming the foregoing;
          (ii) That EPADG and EPADG PRINCIPALS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing; and
     8 Termination This Agreement may be terminated at any time before or at Closing, by;
          (a)The mutual agreement of the parties;
          (b)Any party if:
               (iii)  Any legal proceeding shall have been
               instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.
  Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

  9. Exhibits All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.
     1. Miscellaneous Provisions This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such rights or power at any other time or times.
     2. Prohibited Actions Between the date hereof and the effective date of the merger, neither Purchaser nor Seller will, except with the prior written consent of the other:
     (a)issue or sell any stock, bonds, or other corporate securities;
     (b)incur any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, other than in the ordinary course of business;
     (c) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than in the ordinary course of business;
     (d) make any dividend or other payment or distribution to its shareholders or Purchase or redeem any shares of its capital stock other than in the ordinary course of business;
     (e)mortgage, pledge, create a security interest in, or subject to lien or other encumbrance any of its assets, tangible or intangible other than in the ordinary course of business;
     (f)sell or transfer any of its tangible assets or cancel any debts or claims except in each case in the ordinary course of business other than in the ordinary course of business;
     (g)sell, assign, or transfer any trademark, trade name, patent, or other intangible asset;
     (h)waive any right of any substantial value other than in the ordinary course of business; or
     (i) enter into any other transaction other than in the ordinary course of business.
     3. Further Instruments From time to time, as and when requested by the either of the parties or by its successors or assigns, the other party will execute and deliver, or cause to be delivered, all such deeds and other instruments; and will take or cause to be taken such further or other action as the parties may deem necessary or desirable in order to vest in and confirm to the purchaser title to and possession of all its property, rights, privileges, possessions, and franchises and otherwise to carry out the intent and purposes of this agreement.
     13. Governing Law This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.
     14. Counterparts This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.



  IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                      AMAC INC

                      By:  ____________________________
                           ____________________________

                      EUROPORTAL INC T/A AUTO DATA GROUP
                      By:  ____________________________